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EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 of our report dated March 9, 2003 relating to the financial statements and financial statement schedule, which appears in Bristol-Myers Squibb Company's annual report on Form 10K/A for the year ended December 31, 2003. We also consent to the reference us as experts under the heading "Independent Registered Public Accounting Firm" in such registration statement.

PricewaterhouseCoopers LLP
Philadelphia, PA
June 28, 2004

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Consent of Independent Registered Public Accounting Firm